UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 5, 2005

INTER-TEL, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	01-10211	86-0220994

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 449-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement and Item 7.01 Regulation FD Disclosure.

Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-99.1
Ex-99.2

Item 1.01. Entry into a Material Definitive Agreement and Item 7.01 Regulation FD Disclosure.

     On January 5, 2005, Inter-Tel, Incorporated (the “Company”) received court approval of a civil settlement agreement (the “Civil Settlement”) and a criminal plea agreement (the “Plea Agreement”) with the United States of America, each dated as of December 8, 2004 and disclosed on that same date. The court approval of the Civil Settlement and Plea Agreement resolves the investigation of the Department of Justice into the participation of Inter-Tel Technologies, Inc., the Company’s wholly-owned subsidiary (“Inter-Tel”) in a federally funded “e-Rate program” to connect schools and libraries to the Internet.

     In connection with the Civil Settlement, Inter-Tel agreed to pay a penalty of approximately $6,740,450 and forego the collection of certain accounts receivable of approximately $259,540 related to Inter-Tel’s participation in the e-Rate program.

     In connection with the Plea Agreement, Inter-Tel entered guilty pleas to charges of mail fraud and an antitrust violation. Under the Plea Agreement, Inter-Tel agreed to pay a fine of $1,721,000 and observe a three year probationary period, which will, among other things, require Inter-Tel to implement a comprehensive corporate compliance program.

     The resolution is currently expected to cost Inter-Tel approximately $9.5 million in total, including criminal fines, civil settlement and restitution, uncompensated e-rate work, accounts receivable forgiveness, and related remaining attorneys’ fees and other expenses. The payments constituting the primary components of the settlement are not tax deductible. The effect of the resolution on fourth quarter results of operations is currently expected to be a reduction to net income by approximately $8.9 million, after considering accounts receivable reserves previously accrued and an income tax benefit of approximately $0.3 million.

     The foregoing description is qualified in its entirety by reference to the copies of the Civil Settlement and Plea Agreement, which are attached to this Current Report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

     This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding anticipated settlement expenses and related fees, the expected costs of forgiveness of accounts receivable and legal fees, estimated reductions to net income in the fourth quarter of 2004, requirements to implement and maintain a more comprehensive corporate compliance program. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to the risk that Inter-Tel’s actual total expenses may be different from the anticipated costs outlined above; the potential impact of the settlement and plea agreements, including possible suspension or debarment from future contracts; the time, efforts and costs associated with the compliance program, including the timely and successful hiring and retention of the compliance officer and other requirements associated with the program; hiring and retention of qualified employees and maintenance of required employee education and training; the potential impact of market, industry, competitive and customer reaction to the settlement and plea agreements. For a further list and description of such risks and uncertainties, please see Inter-Tel’s previously filed SEC reports, including Inter-Tel’s Annual Report on Form 10-K filed with the SEC on March 15, 2004 and Inter-

Tel’s Form 10-Q filed with the SEC on November 5, 2004. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Settlement Agreement between the United States of America and Inter-Tel Technologies, Inc. dated as of December 8, 2004
99.2	Plea Agreement between the United States of America and Inter-Tel Technologies, Inc. dated as of December 8, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel, Incorporated

	By:	/s/ Kurt R. Kneip

Kurt R. Kneip
Sr. Vice President and Chief Financial Officer

Date: January 5, 2005

EXHIBIT INDEX

Exhibit	Description
No.

99.1	Settlement Agreement between the United States of America and Inter-Tel Technologies, Inc. dated as of December 8, 2004
99.2	Plea Agreement between the United States of America and Inter-Tel Technologies, Inc. dated as of December 8, 2004